As filed with the Securities and Exchange Commission on June 29, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

A123 SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-3583876
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

200 West Street

Waltham, Massachusetts, 02451

(617) 778-5700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

2009 Stock Incentive Plan

(Full Title of the Plan)

David P. Vieau

Chief Executive Officer

A123 Systems, Inc.

200 West Street

Waltham, Massachusetts, 02451

(617) 778-5700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John H. Chory

Susan L. Mazur

Latham & Watkins LLP

John Hancock Tower, 20th Floor

200 Clarendon Street

Boston, Massachusetts 02116

Telephone: (617) 948-6000

Facsimile: (617) 948-6001

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering	Aggregate	Amount of
to be Registered	Registered(1)	Price Per Share(2)	Offering Price(2)	Registration Fee
Common Stock, par value $0.001 per share	5,000,000 shares	$1.43	$7,150,000	$819.00
(1)

Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant’s common stock.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon the average of the high and low prices of the Registrant’s common stock as reported on The NASDAQ Global Select Market on June 25, 2012.

EXPLANATORY NOTE

The Registration Statement on Form S-8 is being filed for the purpose of registering an additional five million (5,000,000) shares of the Registrant’s common stock, par value $0.001 per share, to be issued pursuant to Registrant’s 2009 Stock Incentive Plan for which a Registration Statement of the Registrant on Form S-8 (File No. 333-165489) relating to the same employee benefit plans is effective.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION

STATEMENTS ON FORM S-8

The contents of the Registration Statements on Form S-8 (File Nos. 333-165489 and 333-173270), filed with the Securities and Exchange Commission on March 15, 2010 and April 1, 2011, respectively, are incorporated by reference herein.

EXHIBITS

Exhibit No.	Description of Exhibits

4.1(1)	Restated Certificate of Incorporation of A123 Systems, Inc.

4.2(2)	Amended and Restated Bylaws of A123 Systems, Inc.

4.3(3)	Specimen Common Stock Certificate.

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included in the signature page to this registration statement).

99.1(4)	A123 Systems, Inc., 2009 Stock Incentive Plan.

(1)          Previously filed as Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2010 (File No. 001-034463), and incorporated by reference herein.

(2)          Previously filed as Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1, as amended, originally filed with the SEC on August 8, 2008 (File No. 333-152871), and incorporated by reference herein.

(3)          Previously filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended, originally filed with the SEC on August 8, 2008 (File No. 333-152871), and incorporated by reference herein.

(4)          Previously filed as Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1, as amended, originally filed with the SEC on August 8, 2008 (File No. 333-152871), and incorporated by reference herein.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on this 29th day of June, 2012.

A123 SYSTEMS, INC.

By:	/s/ David P. Vieau
David P. Vieau
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint David Prystash and Eric Pyenson, and each of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ David P. Vieau	Chief Executive Officer and Director (Principal Executive Officer)	June 29, 2012
David P. Vieau

/s/ David Prystash	Chief Financial Officer (Principal Financial Officer)	June 29, 2012
David Prystash

/s/ Richard E. Johnson	Chief Accounting Officer (Principal Accounting Officer)	June 29, 2012
Richard E. Johnson

/s/ Gururaj Deshpande	Director	June 29, 2012
Gururaj Deshpande

/s/ Arthur L. Goldstein	Director	June 29, 2012
Arthur L. Goldstein

/s/ Gary E. Haroian	Director	June 29, 2012
Gary E. Haroian

	Director	June , 2012
Paul E. Jacobs

	Director	June , 2012
Mark M. Little

/s/ Jeffrey P. McCarthy	Director	June 29, 2012
Jeffrey P. McCarthy

/s/ Gilbert N. Riley, Jr.	Director	June 29, 2012
Gilbert N. Riley, Jr.

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